SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer Identification
national bank)	Number)

767 Third Avenue, 31st Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 767 Third Avenue, 31st Floor
New York, NY 10017, Adam Berman, Vice President, (212) 750-7464
(Name, address and telephone number of agent for services)

CORPORACIÓN DURANGO, S.A. DE C.V.
(Exact name of obligor as specified in its charter)

Mexico
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Torre Corporativa Durango, Potasio 150, Ciudad Industrial
Durango, Durango, United Mexican States	34220
(Address of principal executive offices)	(Zip Code)

Up to US$433,785,600 aggregate principal amount
Series B Step Up Rate Senior Secured Notes due 2012
(Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the trustee-

     a. Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, NY 10006, and Albany, NY 12203

     b. Whether it is authorized to exercise corporate trust powers.

     Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provide under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee as now in effect.

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

4.	The consents of the Trustee required by Section 321(b) of the Act.

5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of December 2004.

Law Debenture Trust Company of New York
(Trustee)
By:	/s/ Adam Berman
Adam Berman
Vice President

ARTICLES OF INCORPORATION

LAW DEBENTURE TRUST COMPANY OF NEW YORK

FIRST. The registered office of the Corporation in the State of New York located in the City and State designated in its Organization Certificate.

SECOND. The annual meeting of the shareholders of the Corporation shall be the date fixed by the Directors, and each successive annual meeting shall be held thirteen months after the date of the preceding annual meeting, for the purpose of Directors and transacting such other business as may properly come before the Special meetings of the shareholders may be called by the Board of Directors. meetings shall be held within or without the State of New York. Meetings of shall be held at the registered office of the Corporation in this State, or at such places, within or without the State of New York as the Directors may from time to fix. If no designation is made, the meeting shall be held at the Corporation’s office in the State of New York. Except as otherwise provided herein, or by law or Organization Certificate (such Certificate and any amendments thereof being collectively referred to as the “Certificate”), a quorum shall be present at all shareholders of the Corporation if the holders of a majority of the shares entitled to on that matter are represented at the meeting in person or by proxy. Except as provided by law or the By-Laws, at each meeting of shareholders, each shareholder Corporation entitled to vote thereat shall be entitled to one vote for each share in its name on the books of the Corporation.

THIRD. The first Board of Directors and all subsequent Boards of the Corporation consist of not less than five or more than eight Directors and shall comply regulations pertaining thereto of the Banking Department of the State of New York Board of Directors or shareholders all have the power, in the interim between annual special meetings of the shareholders, to increase or decrease the number of the Corporation. No decrease shall shorten the term of the incumbent Directors. meetings of the Board of Directors, or any committee thereof, the presence of a of the entire Board, or such committee thereof, shall constitute a quorum transaction of business, except as otherwise provided by law, by the Certificate or By-Laws.

FOURTH. The Corporation’s officers shall have such titles and duties as shall be in these By-Laws or in a resolution of the Board of Directors which is not with these By-Laws. The officers of the Corporation may consist of a president, more vice-presidents, a secretary and a treasurer, and such other officers as the Directors may determine from time to time. Any two or more offices may be held same person, except for the offices of president and secretary which must be separate people, unless all of the issued and outstanding stock of the Corporation owned by one person or entity.

FIFTH. The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. The Board of Directors may fix, in advance, which shall not be more than fifty, nor less than ten days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to a notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders of record for any other purpose shall be at the close of business on the date on which the resolution of the Directors relating thereto is adopted.

SIXTH. Subject to applicable law and the Certificate, dividends may be declared and paid out of earned surplus only, in such amounts, and at such time or times as the Board of Directors may determine, so long as the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

SEVENTH. The fiscal year of the Corporation shall be fixed and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

EIGHTH. The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

NINTH. The initial By-Laws of the Corporation shall be adopted by the Incorporators at its organizational meeting. All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these By-Laws may also be altered, amended or repealed by the Board of Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation.

100%
Administradora Corporativa y Mercantil, S.A. de C.V.
(Mexican Corporation)
Rincón Family
Public Shareholders
78.69%
16.41%
4.90%
Corporación Durango, S.A. de C.V.
(Mexican Corporation)
99.13% (1)
Industrias Centauro, S.A. de C.V.
(Mexican Corporation)
97.92% (2)
Compañía Papelera de Atenquique, S.A. de C.V.
(Mexican Corporation)
99.99%
Ponderosa Industrial de México, S.A. de C.V.
(Mexican Corporation)
99.99%
Porteadores de Durango, S.A. de C.V.
(Mexican Corporation)
99.99%
Reciclajes Centauro S.A. de C.V.
(Mexican Corporation)
99.99%
CONICEPA* S.A. de C.V.
(Mexican Corporation)
99.99%
Administración Corporativa de Durango, S.A. de C.V.
(Mexican Corporation)
99.99%
Grupo Pipsamex S.A. de C.V.
(Mexican Corporation)
99.99%
Fábricas de Papel Tuxtepec, S.A. de C.V.
(Mexican Corporation)
99.99%
Fábrica Mexicana de Papel, S.A. de C.V.
(Mexican Corporation)
99.99%
Fibras de Durango, S.A. de C.V.
(Mexican Corporation)
51.00%
Papeles Forma-Todo S.A. de C.V.
(Mexican Corporation)
100%
Fiber Management of Texas
(Texas Corporation)
100%
Ectsa International, Inc.
(Texas Corporation)
99.99%
Empaques de Cartón Titán, S.A. de C.V.
(Mexican Corporation)
99.99%
Cartonpack S.A. de C.V.
(Mexican Corporation)
99.99%
Envases y Empaques de México, S.A. de C.V.
(Mexican Corporation)
99.99%
Durango Internacional S.A. de C.V.
(Mexican Corporation)
100%
Durango International, Inc.
(New Mexico Corporation)
100%
Durango McKinley Paper Company
(New Mexico Corporation)

State, of New York Banking Department

Whereas, the organization certificate of law Debenture Trust Company of New York, New York, New York, has heretofore been duly approved and said Law Debenture Trust Company of New York has complied with the provisions of Chapter 2 of the Consolidated Laws.

Now Therefore, I, Michael J. Lesser as Deputy Superintendent of Banks of the State of New York, do hereby authorise the said Law Debenture Trust Company of New York to transact the business of a Limited purpose trust company at 767 Third Avenues, Borough of Manhattan, City of New York within this State.

In Witness Whereof, I have hereunto at
my hand and affixed the official seal of the
Banking Department, this 8th day of May
in the year two thousand and two.
[SEAL]
/s/ Michael Lesser
Deputy Superintendent of Banks

EXHIBIT II

BY-LAWS

OF

LAW DEBENTURE TRUST COMPANY OF NEW YORK

ARTICLE I-OFFICES

The registered office of the Corporation in the State of New York shall be located in the City and State designated in its Organization Certificate. The Corporation may also maintain offices at such other places within or without the State of New York as the Board of Directors may, from time to time, determine, subject to regulatory agency approval.

ARTICLE II- MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held on the date fixed by the Directors and each successive annual meeting shall be held within thirteen months after the date of the preceding annual meeting, for the purpose of electing Directors and transacting such other business as may properly come before the meeting; Annual and special meetings may be conducted via telephone or tale-conferencing.

Section 2. Special Meetings:

(a) Special meetings of the shareholders may be called by the Board of Directors. Such meetings shall be held within or without the State of New York.

(b)If, for & Period of thirteen month after the formation of the Corporation or the last annual meeting, there is a failure to elect a sufficient number of Directors to conduct the business of the Corporation, the Board of Directors shall call a special meeting for the election of Directors.

(c) If such special meeting as referred to in subsection (b) of this Section of these By-Laws is not called by the Board of Directors within two weeks after the expiration of such period or if it is called but there is a failure to elect such Directors for a period of two month after expiration of such period, holders of the shares entitled to vote in an election of Directors may make a written depend to the Corporation to call a special meeting for the election of Directors specifying the date and month of such meeting, which shall not be less than sixty nor more than ninety days from the date of such written demand.

Section 3. Place of Meetings:

Meetings of shareholders shall be held at the registered office of the Corporation in this State, or at such other places, within or without the State of New York as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation’s registered office in the State of New York.

Section 4. Notice of Meetings:

(a) Written or printed notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held shall be served either personally, by facsimile or by first class mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting, If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to dissent and receive payment for their shares pursuant to the New York Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the Corporation.

(b) It shall not be necessary to give notice of an adjourned meeting to the shareholders of record if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

Section 5. Shareholders List:

(a) After fixing a record date for a meeting, the officer who has charge of the stock ledger of the Corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class and series, if any, of shares held by each shareholder. The shareholders’ list must be produced at any shareholders’ meeting upon the request of any shareholder.

Section 6. Quorum:

(a) Except as otherwise provided herein, or by law or in its Organization Certificate (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Certificate”), a quorum shall be present at all meetings of shareholders of the Corporation if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 7. Voting:

(a) Except as otherwise provided by law, the Certificate or these By-Laws, any corporate action (excluding the election of Directors which requires the affirmative vote of a plurality of shares entitled to vote) receiving the affirmative vote of a majority of shares entitled to vote on that matter, represented either in person or by proxy at a meeting of shareholders at which a quorum is prevent, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by law or these By-Laws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share registered in its name on the books of the Corporation.

Section 8. Proxies:

(a) Each shareholder entitled to vote or to express consent or dissent without a meeting may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder, by his attorney-in-fact thereinto duly authorized in writing by the shareholder, by another person or persons duly authorized by the shareholder or by the shareholder’s authorized officer, director, employee or agent, signing such writing or causing the shareholder’s signature to be affixed to such writing by any reasonable means, including, but not limited to facsimile signature, to act as the shareholder’s proxy.

(b) The writing necessary for a valid proxy may be a written document, or a telegram, cablegram, or other means of electronic transmission in favor of the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.

(c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b), above, may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Action Without a Meeting:

Unless otherwise provided for in the Certificate, any action to be taken at any annual or special shareholders’ meeting may be taken without a meeting on the written and signed consent of all the shareholders of the Corporation entitled to vote at such meeting, setting forth the action so taken.

Section 10. Inspectors:

There shall be one or more inspectors at any shareholders’ meeting, appointed by the Board of Directors, to act at any such meeting or any adjournment and make a written report thereof. The Board of Directors may appoint an alternate inspector or inspectors to replace any inspector who fails to perform his job in a satisfactory way. If no alternate inspector has been appointed and the person or persons appointed as inspector is unable to act at a shareholders’ meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

ARTICLE III - BOARD OF DIRECTORS

Section 1. Number, Term, Election and Qualifications:

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of not less than five or more than eight Directors and shall comply with all regulations pertaining thereto of the Banking Department of the State of New York. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. No decrease shall shorten the term of the incumbent Directors. A Director must be at least eighteen years of age, but need not be a shareholder of the Corporation unless the Certificate of the Corporation or these By-Laws so require.

(b) Except as may otherwise be provided herein or in the Certificate, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders’ meeting and at each annual meeting thereafter by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereafter, Directors, will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding their election or until his/her prior death, resignation or removal.

Section 2. Duties and Powers:

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those which under New York State law or under the Certificate or by these By-Laws are expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3. Regular Meetings; Notice:

(a) A regular meeting of the Board of Directors shall be held either within or without the State of New York at such time and at such place as the Board of Directors shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken in the manner set forth in these By-Laws with respect to special meetings, unless such notice shall be waived in the manner set forth in these By-Laws.

Section 4. Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by law, written notice of special meetings shall be mailed or sent by facsimile directly to each Director, addressed to him/her at his/her residence or usual place of business, or delivered orally, at least two days before the day on which the meeting is to be held.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him/her, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5. Chairperson:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the president shall preside and, in his or her absence, any other Director chosen by the Board of Directors shall preside.

Section 6. Quorum;

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate or these By-Laws.

(b) A majority of the Directors present at the time and place of any regular or special meeting may adjourn the same from time to time without notice, whether or not a quorum exists.

Section 7. Manner of Acting:

(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he or she may hold.

(b) Except as otherwise provided by law, by the Certificate or these By-Laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present, shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated as such in any document filed with the minutes of the proceedings of the Board of Directors or any committee thereof.

(d) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8. Vacancies:

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal or inability to act of any Director, or other cause, shall be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose.

(b) The shareholders, not the Board of Directors, may fill vacancies in the Board of Directors occurring in the Board by reason of removal of the Directors without cause, unless the Certificate provides that Directors of the Corporation may also fill such vacancies resulting from removal without cause.

c) Unless otherwise provided for by law, the Certificate or these By-Laws, when one or more Directors shall resign from the Board and such resignation is effective at a future date, a majority of the Directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9. Resignation:

A Director may resign at any time upon his or her written resignation being submitted to the

Corporation such resignation need not be accepted by the Corporation to be effective, unless otherwise stated in the resignation.

Section 10. Removal:

One or more or all the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose.

Section 11. Compensation:

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, which may include, but not be limited to, attendance at any annual or special meeting of the Board.

Section 12. Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law and these By-Laws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate or these By-Laws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV- OFFICERS

Section 1. Number, Qualifications, Election and Term of Office:

(a) The Corporation’s officers shall have such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws. The officers of the Corporation may consist of a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as the Board of Directors may determine from time to time. Any two or more offices may be held by the same person, except for the offices of president and secretary which must be held by separate people, unless all of the issued and outstanding stock of the Corporation is owned by one person or entity.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall, hold office until the annual meeting of the Board of Directors-next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2. Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Corporation. The validity of such resignation is effective when given to the Corporation; regardless of whether or not the Board of Directors has accepted such resignation or if a successor has been appointed.

Section 3. Removal:

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4. Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V- SHARES OF STOCK

Section 1. Certificate of Stock:

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificates shall state upon the face thereof;

(i)	that the Corporation is formed under the laws of the State of New York;

(ii)	the name of the person or persons to whom such shares are issued;

(iii)	the number and class of shares, and the designation, if any of the series which such certificate represents; and

(iv)	that such shares are transferable in the manner provided by law and in these By-Laws.

(c) Certificates shall be signed, (either manually or by facsimile), by the Chairperson, Vice-Chairperson, President or Vice-President and Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurer, and may be sealed with the corporate seal of the Corporation or a facsimile thereof.

(d) In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same officer as if he/she were such officer at the date of its issue.

(e) Certificates shall be issued in such form not inconsistent with the Certificate and as shall be approved by the Board of Directors. Such certificates shall be numbered and registered on the books of the Corporation in the order in which they were issued.

(f) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2. Lost or Destroyed Certificates:

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost. The Board of Directors may require the owner of such lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate before issuing a new certificate or certificates in place of any certificate or certificates issued by the Corporation allegedly tort or destroyed.

Section 3. Transfers of Shares:

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such there or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. Record Date:

(a) The Board of Directors may fix, in advance, which shall not be more than fifty, nor less than ten days before the meeting or action requiring a determination of. shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other section. If no record date is fixed, the record date for shareholders entitled to a notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders of record for any other purpose shall be at the close of business on the date on which the resolution of the Directors relating thereto is adopted.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI-DIVIDENDS

Subject to applicable law and the Certificate, dividends may be declared and paid out of earned surplus only, in such amounts, and at such time or times as the Board of Directors may determine; so long as the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend,

ARTICLE VII- FISCAL YEAR

The fiscal year of the Corporation shall be fixed and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII- CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

ARTICLE IX-AMENDMENTS

Section 1. Initial By-Laws:

The initial By-Laws of the Corporation shall be adopted by the Incorporators at its organizational meeting.

Section 2. By Shareholders:

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these By-Laws may also be altered, amended or repealed by the Board of Directors.

Section 3. By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation.

ARTICLE X- INDEMNIFICATION

The Corporation shall indemnify every person who was or is a party or is or was threatened to be made party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director, officer, employee, agent or controlling shareholder of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his or her expenses in advance of final disposition of such action, suit or proceeding, subject to the provisions of any applicable statute. The Director shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined below) including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company.

For the purposes hereof “Relevant Company” shall mean the Corporation, any holding company of the Corporation or any other body, whether or not incorporated, in which the Corporation or such holding company or any other body, whether or not incorporated, has or had any interest whether direct or indirect which is in any way allied to or associated with the Corporation, or any subsidiary of the Corporation or of any such other body.

ARTICLE XI- WAIVER OF NOTICE

     (a) Shareholders:

Whenever any notice is required to be given by law, the Certificate or these By-Laws to the shareholders of the Corporation of a meeting of shareholders, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any shareholder, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof, prior to the conclusion of the meeting.

     (b) Directors:

Whenever any notice is required to be given by law, the Certificate or these By-Laws to the Directors of the Corporation of a special meeting of the Board of Directors, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any Director, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof prior to the commencement of the meeting.

These By-Laws have been adopted as the By-Laws of the Corporation.

/s/ [ILLEGIBLE]
Secretary

Dated: March 2, 2002

Law Debenture
Law Debenture Trust Company of New York
767 Third Avenue, 31st Floor, New York, NY 10017
Telephone: (212)750-6474   Fax: (212) 750-1361
Email: new.york@lawdeb.com

                                  June   , 2004

To Whom It May Concern:

     Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, Law Debenture Trust Company of New York (“Law Debenture”) hereby consents that reports of examinations by Federal, State, Territorial or District authorities pertaining to Law Debenture may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

     If you have any questions, please contact Daniel Fisher, Senior Vice President, Law Debenture Trust Company of New York at (212) 750-6474.

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ Daniel R. Fisher

Daniel R. Fisher
Its: Senior Vice President

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit A hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 767 Third Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), as of the close of business December 31, 2003, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8,2002.

Subsequent to its initial Consolidated Report of Condition dated June 30,2002, a Guarantee and Keep Well Agreement (attached, as Exhibit B hereto) was executed by subsidiaries of Law Debenture, to effect capitalization of LDTC-NY in the total aggregate amount of $50,000,000, on July 12, 2002.

I, Nancy Jo Kuenstner, President and Director of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

     IN WITNESS WHEREOF, I have executed this certificate the    day of June, 2004.

/s/ Nancy Jo Kuenstner
Nancy Jo Kuenstner
President and Director Law Debenture Trust Company of New York

I, Daniel R. Fisher, Senior Vice President of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Nancy Jo Kuenstner, President of Law Debenture Trust Company of New York.

Attested by:	/s/ Daniel R. Fisher

Daniel R. Fisher
Its:	Senior Vice President

FFIEC 041
Page RC-1
  [11]

Law Debenture Trust Company of New York
Legal Title of Bank
New York
City
New York	10017
State	Zip Code

FDIC Certificate Number ☐☐☐☐☐

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands		RCON	BII	MII	Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin[1]		0081			307	1.a.
b. Interest-bearing balances[2]		0071		2	500	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		1754				2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)		1773				2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold		B987				3.a.
b. Securities purchased under agreements to resell[3]		B989				3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale		5389				4.a.
b. Loans and leases, net of unearned Income	B528					4.b.
c. LESS: Allowance for loan and lease losses	3123					4.c.
d. Loans and leases, net of unearned income and allowance (Item 4, b minus 4.c)		B529				4.d.
5. Trading assets (from Schedule RC-D)		3545				5.
6. Premises and fixed assets (Including capitalized leases)		2145				6.
7. Other real estate owned (from Schedule RC-M)		2150				7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130				8.
9. Customers’ liability to this bank on acceptances outstanding		2155				9.
10. Intangible assets:
a. Goodwill		3153				10.a.
b. Other intangible assets (from Schedule RC-M)		D426				10.b.
11. Other assets (from Schedule RC-F)		2160			43	11.
12. Total assets (sum of items 1 through 11)		2170		2	850	12.

[1]	Includes cash items in process of collection and unposted debits.

[2]	Includes time certificates of deposit not held for trading.

[3]	Includes all securities resale agreements, regardless of maturity.

FFIEC 041
Page RC-2
  [12]

Schedule RC—Continued

Dollar Amounts in Thousands		RCON	BII	MII	Thou
LIABILITIES
13. Deposits;
a. In domestic offices (sum of totals, of columns A and C from Schedule RC-E)		2200				13.a.
(1) Noninterest-bearing[1]	6631					13.a.	(l)
(2) Interest-bearing	6836					13.a.	(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased[2]		B993				14.a.
b. Securities sold under agreements to repurchase[3]		B995				14.b.
15. Trading liabilities (from Schedule RC-D)		3548				15.
16. Other borrowed money (Includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190				16.
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding		2920				18.
19. Subordinated notes and debentures[4]		3200				19.
20. Other liabilities (from Schedule RC-G)		2930			328	20.
21. Total liabilities (sum of Items 13 through 20)		2948			328	21.
22. Minority interest In consolidated subsidiaries		3000				22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus		3838				23.
24. Common stock		3230			1	24.
25. Surplus (exclude all surplus related to preferred stock)		3839		3	377	25.
26. a. Retained earnings		3632			(856)	26.a.
b. Accumulated other comprehensive income[5]		B530				26.b.
27. Other equity capital components[5]		A130				27.
28. Total equity capital (sum of Items 23 through 27)		3210		2	521	28.
29. Total liabilities, minority interest, and equity capital (sum of Items 21, 22, and 28)		3300		2	850	29.

Memorandum

To be reported with the March Report of Condition.

		RCON	NUMBER
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	6724		M.1.

1 =	Independent audit of the Trust conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.

[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

[3]	Includes all securities repurchase agreements, regardless of maturity.

[4]	Includes limited-life preferred stock and related surplus.

[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.